EXHIBIT 10.3


                           CONSUMERS WATER COMPANY

                1992 DEFERRED COMPENSATION PLAN FOR DIRECTORS
                                   PLAN A

                          Effective January 1, 1992

      This Deferred Compensation Plan is intended to permit certain members of the Board of Directors of Consumers Water Company to defer the payment of all or a specified portion of the director fees payable to him or her.

                                  ARTICLE I
                                 Definitions

      The following terms, when used herein, shall have the meanings as hereinafter set forth, unless the context indicates otherwise:

      1.01 "Board" shall mean the Board of Directors of Consumers.

      1.02 "Bond Rate" shall mean the "ten year plus high quality corporate bond rate" published from time to time by Merrill Lynch Pierce Fenner & Smith, Inc., plus two percent, or in the event that such rate shall not then be published, a comparable index rate selected by the Committee.

      1.03 "Committee" shall mean the committee appointed in accordance with
Article V.

      1.04 "Consumers" shall mean Consumers Water Company or any organization with or into which it may be merged or consolidated, unless the context requires otherwise.

      1.05 "Deferred Compensation Account" shall have the meaning provided in Article III hereof.

      1.06 "Director" shall mean a member of the Board of Directors of Consumers.

      1.07 "Fees" shall mean the fees payable to a Director for services as a Director, including services as a member of any committee of Directors.

      1.08 "Plan" shall mean this 1992 Deferred Compensation Plan for Directors, Plan A, as amended from time to time hereafter.

      1.09 "Retirement" shall with respect to the Board, mean termination of service as a director of the Company as the term "director" is defined and interpreted from time to time under Section 16 of the Securities Exchange Act of 1934, as amended, or any successor provision. To "retire" shall mean the act of retirement.

                                 ARTICLE II
                              Election to Defer

      2.01 Initial Election. A Director may elect, on or before December 31 of any year, to defer payment of all or a specified portion of all Fees payable to him or her for services performed during the following calendar year (less those Fees to be deferred under any other deferred compensation plan for directors of Consumers then in effect). The payment of such fees shall be deferred to the date specified in such election, except in the case of a Director's death, retirement, or termination of employment with Consumers, in which case such Fees shall be paid following such death or retirement, and if the Director is also an employee of the Company, following his or her termination of employment by Consumers, as provided in
Article IV hereof. A Director may only elect to defer Fees under this Plan if the date of distribution selected by the Director is at least six months after the date of the last credit to his or her Deferred Compensation Account pursuant to such election. Any person who is appointed by the Board or elected by the shareholders of Consumers to fill a vacancy on the Board and who was not a Director on the preceding December 31, may elect, before his or her term begins, to defer all or a specified part of his or her Fees for the balance of the calendar year following such appointment or election. Each Director on the date this Plan is adopted may elect, at any time during the ten (10) day period following such date, to defer payment of all or a specified portion of the Fees payable to him or her for services performed after the date of such election, during the calendar year in which the Plan is adopted and during succeeding calendar years. An election shall be made by delivering a written election to the Committee on such form as may be approved by it. An election shall remain in effect until modified or terminated as provided in Sections 2.02 and 2.03 of this Plan.

      2.02 Modification of Election. A Director may modify a previous election, on or before December 31 of any year, to increase or decrease the portion of his or her Fees to be deferred during the following calendar year. An election may be modified by written notice delivered to the Committee on such form as may be approved by or acceptable to it.

      2.03 Termination of Election. A Director may terminate an election to defer Fees by written notice delivered to the Committee on such form as may be approved by or acceptable to it. Termination of an election shall be effective as of the end of the calendar year in which such notice is delivered. Fees deferred by such Director prior to the effective date of such termination shall be distributed when and as provided in Article IV.

      2.04 Amounts Transferred. Any balance transferred into the Plan by a participating Director upon the termination of any other deferred compensation plan of Consumers, as and when allowed by Consumers, shall be payable, together with interest accrued thereon pursuant to Article III hereof, to a participating Director only following his or her death or retirement, and, if an employee of Consumers, only following his or her termination of employment with Consumers.

                                 ARTICLE III
                        Deferred Compensation Account

      Consumers shall credit such sums as may be deferred by a Director pursuant to Article II hereof to a book account (hereinafter referred to as "Deferred Compensation Account"). Subject to the provisions set forth below in this Article III, at the end of each calendar year interest shall be accrued upon any sum carried in each Deferred Compensation Account on the last day of each calendar month in such year at a rate equal to 1/12 of the rate of return on Consumers' common equity for such year, such rate of return to be a fraction, the numerator of which shall be Consumers' Earnings Available for Common Shares (positive earnings only), as reflected in its audited financial statements, and the denominator of which shall be the thirteen-month average Common Shareholders' Investment of Consumers, utilizing the end of month balance at December 31 of the previous calendar year. In the event that, in any calendar year, a lump sum payment is to be made, or if a Director ceases to be a Director prior to the end of any calendar year, then, in either such event, interest shall be accrued upon sums carried in his or her Deferred Compensation Account for each month of the stub period (rounded to the nearest month) using 1/12 of the Bond Rate for the last trading day of each month of such stub period. If a single lump sum payment is to be made on a date before the return on equity for the preceding calendar year can be determined from year end audited financial statements, then the interest applicable to such year shall be calculated monthly in the same manner provided above for stub periods.

                                 ARTICLE IV
                        Distribution of Deferred Fees

      4.01 Payment upon Fixed Date. Unless a Director shall have previously died, retired from the Board, and if an employee of Consumers, terminated his or her employment with Consumers, Consumers shall pay to him or her the amounts credited to his or her Deferred Compensation Account (other than amount transferred to the Plan pursuant to Section 2.04 hereof) on the date or dates specified in the elections provided to the Committee pursuant to
Section 2.01 hereof, together with interest accrued thereon.

      4.02 Retirement. If a Director retires from the Board, for any reason other than death, and such Director, if an employee of the Company, has also terminated his or her employment with Consumers, then on the date which is six months and one day after the date of such retirement and six months and one day after the date of such termination of employment (if the director was an employee of the Company), whichever is later (the "Distribution Date"), the entire amount credited to such Director's Deferred Compensation Account, together with interest accrued thereon, shall be transferred to the 1992 Consumers Water Company Deferred Compensation Plan for Directors ("Plan B") to be held thereunder for the benefit of such Director. If such transfer cannot be made because Plan B is not then in existence or because such transfer would otherwise not be permitted hereunder, then the entire amount credited to such Director's Deferred Compensation Account, together with interest thereon, shall be paid to such Director in a single lump sum payment on the Distribution Date. No transfer of any amount in a Director's Deferred Compensation Account will be permitted during any time when such Director is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Act") or any successor provision thereto.

      4.03 Death. If a Director ceases to serve as a Director on account of death, then Consumers shall pay within 90 days of such death the entire amount credited to his or her Deferred Compensation Account, together with interest accrued thereon in a single lump sum payment to his or her beneficiary, or to his or her estate, as the case may be.

      4.04 Designation of Beneficiary. Each Director may, from time to time, by completing and signing a form furnished by the Committee, designate any person or persons (who may be designated concurrently, contingently or successively), his or her estate or any trust or trusts created by him or her, to receive amounts which are payable under this Plan to his or her designated beneficiary or beneficiaries. Each beneficiary designation shall revoke all prior designations and will be effective only when filed with the Committee. If a Director fails to designate a beneficiary, or if a beneficiary dies before the date of such Director's death and no contingent beneficiary has been designated, then the amounts which are payable as aforesaid shall be paid to his or her estate.
                                  ARTICLE V
                                  Committee

      5.01 Appointment of Committee. The Board shall appoint a Committee of not less than two (2) Directors (each of whom has not, during, or during the one year prior to, such service on the Committee been granted or awarded equity securities (within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, or any successor provision) pursuant to any plan of Consumers or any of its affiliates) who shall have authority to control and manage the administration of the Plan. The Committee shall act by a majority of its members and such action shall be taken by a vote at a meeting or in a writing without a meeting.

      5.02 Resignation or Removal. Any member of the Committee may resign at any time by delivering to the Board a written notice of resignation which shall take effect at a date specified therein. Each member shall serve at the pleasure of the Board and may be removed by delivery of written notice of removal which shall take effect at the date specified therein. The Board, as soon as practicable following receipt of a written notice of resignation or delivery of a written notice of removal of any member of the Committee, shall consider the appointment of a successor.

      5.03 Delegation of Ministerial Duties. The Committee may, by a writing, signed by a majority of its members, delegate to any member or members of the Committee or to any employee or employees of Consumers, severally or jointly, the authority to perform any ministerial act in connection with the administration of the Plan.

                                 ARTICLE VI
                                Miscellaneous

      6.01 Unsecured Promise. This Plan shall not be construed to create or require Consumers to create a trust of any kind. The Plan is intended and accepted by each Director as an unfunded plan pursuant to which the rights of the Directors and their beneficiaries shall be no greater than the right of any unsecured general creditor of Consumers.

      6.02 Assignment. The right of any Director or any beneficiary to the payment of amounts deferred pursuant to this Plan shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected shall not be recognized by Consumers.

      6.03 Amendment and Termination. Consumers reserves the right to amend and terminate this Plan.

      6.04 Governing Law. This Plan shall be governed and construed by the laws of the State of Maine.

      6.05 Amendments to Comply with Section 16. This Plan is not intended to create an "equity security" or a "derivative security" within the meaning of Section 16 of the Act and the regulations promulgated pursuant thereto. In particular, and among other things, this Plan is intended to comply with the exemption from the definition of "derivative security" provided by Rule 16a-1(c)(3)(ii) promulgated pursuant to the Act, or any successor provision thereto, to the extent that this Plan would otherwise create a "derivative security" within the meaning of Section 16 of the Act. This Plan shall at all times be interpreted so that no "derivative security" or "equity security" shall be deemed to be created hereunder. If any provision hereunder shall be deemed to result in the creation of such a "derivative security" or "equity security" or the loss of the aforementioned exemption from the definition of the term "derivative security" and the loss of all other available exemptions, then such provision shall be, and hereby is, amended to the extent necessary to constitute this Plan one in which no "derivative security" or "equity security" exists.